EXHIBIT: 23.2



Independent Auditors' Consent



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-65530) of Optimal Robotics Corp. of our report dated February 9, 2001 relating to the financial statements, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP



Chartered Accountants

Montreal, Quebec, Canada
March 28, 2002


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